SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                           ___________

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                     SUSA PARTNERSHIP, L.P.
     (Exact name of registrant as specified in its charter)

           Tennessee                         62-1554135
    (State of incorporation               (I.R.S. Employer
       or organization)                  Identification No.)

            10440 Little Patuxent Parkway, Suite 1100
                    Columbia, Maryland  21004
  (Address of principal executive offices, including zip code)
                   ___________________________

If this form relates to            If this form relates to
the registration of a              the registration of a
class of debt securities           class of debt securities
and is effective upon              and is to become effective
filing pursuant to General         simultaneously with the
Instruction A(c)(1), please        effectiveness of a concurrent
check the following box: [X]       registration statement under
                                   the Securities Act of 1933
                                   pursuant to General
                                   Instruction A(c)(2), please
                                   check the following box: [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class            Name of each exchange on which
to be so registered            each class is to be registered

SUSA Partnership, L.P.         New York Stock Exchange
__% Notes due
November 15, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                              None

Item 1.   Description of Registrant's Securities to be Registered

          A description of the __% Notes due November 15, 2003, of SUSA Partnership, L.P. (the "Partnership"), is set forth under "Description of Notes," appearing on pages S-28 through S-32 of the Prospectus Supplement, dated November __, 1996, and under "Description of Debt Securities," appearing on pages 3 through 15 of the accompanying Prospectus, which, together with the Prospectus Supplement, will be filed by the Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2.   Exhibits

          All exhibits required by Instruction II to Item 2 will be supplied to the New York Exchange.

                           SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              SUSA PARTNERSHIP, L.P.
                              By: Storage USA, Inc., its
                                  General Partner



Dated: November 4, 1996       /s/ Thomas E. Robinson
                              By: Thomas E. Robinson
                                  President and Chief
                                  Financial Officer